UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2009

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20200 Sunburst Street, Chatsworth, CA		91311
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 734-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Asset Purchase Agreement

On February 11, 2009, North American Scientific, Inc., a Delaware corporation (the “Company”), North American Scientific, Inc., a California corporation and wholly-owned subsidiary of the Company (“Sub”), and Best Theratronics, Ltd., a Canadian federal corporation (“Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), as announced in the press release dated February 11, 2009 attached hereto as Exhibit 99.1.

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Purchaser agreed to purchase substantially all of the assets of the Sub relating to the Sub’s prostate brachytherapy business (the “Asset Sale”) for a purchase price of $5,000,000 (the “Purchase Price”) and the assumption of certain liabilities of the Sub.  The Purchase Price shall be paid as follows: (1) $2,000,000 in cash at the closing of the Asset Sale, and (2) $3,000,000 will be paid within 12 months following the closing of the Asset Sale pursuant to the provisions of the secured promissory note to be delivered by the Purchaser to the Sub at the closing of the Asset Sale.  The Boards of Directors of the Company (the “Board”) and the Sub have approved the Asset Sale and the Purchase Agreement and determined that the Purchase Agreement and the Asset Sale are advisable and both fair to and in the best interest of the stockholders of the Company and the Sub.

The Purchase Agreement provides that the Sub will indemnify Purchaser against losses or damages arising out of or relating to (i) any breach of any representation or warranty, or nonfulfillment of any covenant by the Sub contained in the Purchase Agreement, (ii) any liabilities of the Sub retained by the Sub, and (iii) any and all actions, claims, judgments, costs and expenses incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition of the same, or in enforcing the indemnity provisions of the Purchase Agreement.

The Company and Sub have made customary representations, warranties and covenants in the Purchase Agreement including that the Company will cause a meeting of its stockholders to be held to consider the adoption and approval of the Purchase Agreement.

Consummation of the Asset Sale is subject to customary closing conditions, including, among other things, (i) the representations and warranties of the parties to the Purchase Agreement shall be true and correct as of the closing, except as would not be reasonably expected to have a material adverse effect; (ii) the approval of the Purchase Agreement by the holders of a majority of the shares of the Company; (iii) the Company and the Sub executing a non-competition agreement in favor of Purchaser, pursuant to which the Company and the Sub shall agreed to not compete with Purchaser within the prostate brachytherapy business, but excluding the Company’s ClearPath business; (iv) the parties executing a mutual license agreement, pursuant to which the Purchaser shall be entitled to license certain assets retained by the Sub and the Company; (v) the Sub shall obtain prepaid product liability insurance reasonably acceptable to the Purchaser with respect to products manufactured or sold prior to the closing of the Asset Sale for a period of 5 years from the closing of the Asset Sale in the amount of $5,000,000; and (vi) the Purchaser’s receipt of a Device Manufacturing License from the California Department of Health Services.

The Company intends to prepare and file a proxy statement with the Securities and Exchange Commission (the “SEC”) that it will mail to stockholders in order to obtain stockholder approval for the Purchase Agreement and the Asset Sale.

The Purchase Agreement provides that if the necessary conditions to the closing of the Asset Sale have not been satisfied at or before July 1, 2009, then either the Purchaser or the Sub may terminate the Purchase Agreement.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached as Exhibit 2.1, which is incorporated herein by reference.  The Purchase Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company or the Sub.  In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the Company and the Sub in connection with the signing of the Purchase Agreement.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement.  Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company, Sub and the Purchaser, rather than establishing matters of fact.  Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts about the Company, Sub and the Purchaser.

Management Agreement

In connection with the Purchase Agreement, on February 11, 2009, the Sub and the Purchaser entered into Management Agreement (the “Management Agreement”).

Pursuant to the terms and subject to the conditions set forth in the Management Agreement, effective March 1, 2009, the Purchaser shall provide management services for the Sub’s prostate brachytherapy business (the “Business”), including (i) the production, marketing, sale and distribution of products related to the Business to the Sub’s customers, (ii) oversight of daily operations, (iii) provision of customer service, (iv) management of accounts payable and accounts receivable, (v) inventory management, and (v) the execution of contracts of a value less than $25,000 (other than contracts for the purchases of raw materials) that would be customary and necessary to the operation of the Business (the “Management Services”).  In consideration of provision of the Management Services, the Purchaser shall be entitled to collect retain any and all accounts receivable accrued during the term of the Management Agreement.

The Purchaser shall be responsible for the payment of all costs and expenses associated with the ordinary operation of the Business.  The Company and the Sub shall retain responsibility for all costs and expenses associated with corporate governance and the Company’s ClearPath business.

Pursuant to the Management Agreement, the Sub has agreed that, during the term of the Management Agreement and for a period of 2 years thereafter, the Sub shall not solicit the engagement of certain employees of the Sub associated with the Business.

Unless the Management Agreement is earlier terminated pursuant to its terms, the Purchaser shall provide the Management Services until the earlier of (i) the closing of the Asset Sale, or (ii) July 31, 2009.

The foregoing summary of the Management Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Management Agreement attached as Exhibit 10.1, which is incorporated herein by reference.

Additional Information and Where to Find It

The Company will file a proxy statement and other documents regarding the proposed transaction described in this press release with the SEC. Investors and security holders are advised to read the proxy statement and such other materials when they become available because they will contain important information about the acquisition and the Company. Investors and security holders will be able to obtain a free copy of the proxy statement and any other documents filed by the company from the SEC web site at www.sec.gov.  The Company’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2008. Investors and security holders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated February 11, 2009, by and among the Company, North American Scientific, Inc., a California corporation, and Best Theratronics, Ltd.
10.1	Management Agreement, dated February 11, 2009, by and among North American Scientific, Inc., a California corporation, and Best Theratronics, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

February 17, 2009	By:	/s/ John B. Rush
John B. Rush
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated February 11, 2009, by and among the Company, North American Scientific, Inc., a California corporation, and Best Theratronics, Ltd.
10.1	Management Agreement, dated February 11, 2009, by and among North American Scientific, Inc., a California corporation, and Best Theratronics, Ltd.